UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2007

Horne International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2677 Prosperity Avenue, Suite 300, Fairfax, Virginia		22031
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-641-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2007, the Board, by unanimous vote, amended its compensation policy for non-employee directors. The amended compensation policy provides non-employee directors an annual cash retainer for Board service in the amount of $14,000, payable on a quarterly basis. The amendment reduced the annual cash retainer from $28,000 to $14,000. The amended compensation policy takes effect on May 2, 2007.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2007, by a unanimous vote of the members of our Board our amended and restated bylaws were amended to change the number of directors constituting the Board to not less than three and not more than nine directors. The amended and restated bylaws were further amended to delete Article II, Section 9, Temporary Board Composition and Functions, in its entirety.

This description is qualified in its entirety by the fourth amendment to our amended and restated bylaws, a copy of which is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit
99.1 Fourth amendment to Amended and Restated Bylaws
of Horne International, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horne International Inc.

April 23, 2007	By:	Michael M. Megless

Name: Michael M. Megless
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Fourth Amendment to Amended and Restated Bylaws of Horne International, Inc.